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                                                                   EXHIBIT 23(H)




The Board of Directors
Southern Banking Corporation:

We consent to the use of our report dated January 26, 1996 on the consolidated financial statements of Southern Banking Corporation and subsidiary as of and for the year ended December 31, 1995 in the Joint Proxy Statement and Prospectus of The Colonial BancGroup Inc. and Commercial Bancorp of Georgia, Inc.


                                         KPMG Peat Marwick LLP

Orlando, Florida

May 20, 1996